UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2023 ( June 15, 2023 )

ENVESTNET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 250	Berwyn,	Pennsylvania	19312
(Address of principal executive offices)			(Zip Code)
(312) 827-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.005 per share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the 2023 Annual Shareholders Meeting of Envestnet, Inc. (the “Company”) held on June 15, 2023 (the “Annual Meeting”), the Company’s shareholders voted on (1) the election of three Class II directors nominated by the Board of Directors to serve until the 2026 Annual Shareholders Meeting and, in each case, until their successor is duly elected and qualified or until their earlier resignation, removal, incapacity or death; (2) the approval, on an advisory basis, of 2022 executive compensation; (3) the approval, on an advisory basis, of the frequency of future shareholder advisory votes on executive compensation, referred to as “Say-on-Pay” votes; and (4) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Shareholders representing 54,370,725 shares, or 93% of the Company’s common stock as of the April 17, 2023 record date, voted in person or by proxy. The tables below set forth the voting results.
PROPOSAL 1: Election of Directors
The three nominees for Class II nominated by the Board of Directors to serve until the 2026 Annual Shareholders Meeting were elected by the votes set forth in the table below.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Luis Aguilar	45,501,461	2,000,466	2,811,994
Gayle Crowell	45,868,679	1,633,248	2,811,994
James Fox	45,043,009	2,458,918	2,811,994
PROPOSAL 2: Approval of 2022 Executive Compensation
The 2022 executive compensation was approved by the Company’s shareholders, on an advisory basis, by the votes set forth in the table below.

SHARES
For:	45,280,395
Against:	2,204,082
Abstain:	17,450
Broker Non-Votes:	2,811,994
PROPOSAL 3: Recommendation on Frequency of Advisory Votes on Executive Compensation
In a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the 2023 Annual Shareholders Meeting, the Company’s shareholders indicated the preferred frequency of future advisory votes on executive compensation is every year by the votes set forth in the table below:

SHARES
One Year:	46,765,157
Two Years:	2,460
Three Years:	717,045
Abstain:	17,265
Broker Non-Votes:	2,811,994
In consideration of the results of the advisory vote on the frequency of Say-on-Pay votes, the Company’s Board of Directors determined that the Company will continue to hold an advisory Say-on-Pay vote annually until the next advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than the Company’s Annual Shareholders Meeting in 2029. The Company’s Board of Directors will reevaluate this determination after the next shareholder advisory vote on the frequency of Say-on-Pay votes.

PROPOSAL 4: Ratification of the Appointment of KPMG LLP
The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified by the Company’s shareholders by the votes set forth in the table below.

SHARES
For:	49,961,365
Against:	311,419
Abstain:	41,137
Broker Non-Votes:	0
On March 27, 2023, the Company entered into a entered into a cooperation agreement (the “Cooperation Agreement”) with Impactive Capital LP and certain of its affiliates (collectively, “Impactive Capital”), the terms of which are described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 (the “Form 8-K”), which description is incorporated herein by reference. Pursuant to the Cooperation Agreement, Impactive Capital agreed to, among other things, withdraw its notice of intent to nominate candidates for election to the Company’s Board of Directors at the Annual Meeting. Such description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to the Form 8-K and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 16, 2023

ENVESTNET, INC.

By:	/s/ Shelly O'Brien
Name:	Shelly O'Brien
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

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